POSTAL ADDRESS	P. O. Box 71170
1008 BD AMSTERDAM

OFFICE ADDRESS	Fred. Roeskestraat 100
1076 ED AMSTERDAM
The Netherlands

INTERNET	Loyensloeff.com

Sensata Technologies Holding plc Interface House, Interface Business Park Bincknoll Lane Royal Wootton Bassett Swindon, Wiltshire, SN4 8SY

DATE	December 8, 2017
RE
Dutch law tax opinion – Sensata Technologies Holding plc –
The Merger of Sensata Technologies Holding N.V., as disappearing entity, into Sensata Technologies Holding plc, as surviving entity –
Form S-4 Registration Statement under the Securities Act of 1933

Dear sir, madam,

1	INTRODUCTION

1.1
We have acted as special counsel on certain matters of Dutch tax law to Sensata-Netherlands (as defined below) in connection with, amongst other things, the contemplated cross-border legal Merger (as defined below) of Sensata-Netherlands into Sensata-UK (as defined below).

1.2	We render this opinion in relation to and as an exhibit to the Form S-4 Registration Statement (as defined below), to be filed in relation to the Merger.

2	DEFINITIONS

2.1
Capitalised terms used but not (otherwise) defined herein are used as defined in the Form S-4 Registration Statement (as defined below) and in the Schedules to this opinion letter. The headings herein are for convenience only and shall not affect the interpretation or construction of this opinion.

2.2	In this opinion letter:
Form S-4 Registration Statement means the filing by Sensata-UK under the Securities Act with the United States Securities and Exchange Commission on December 8, 2017.
Merger means the contemplated cross-border legal merger with Sensata-Netherlands as disappearing entity and Sensata-UK as surviving entity, pursuant to the common terms of the Merger Proposal dated October 26, 2017.
Securities Act means the United States of America´s Securities Act of 1933, as amended from time to time.

The public limited liability company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent.

AMSTERDAM	ARNHEM	BRUSSELS	HONG KONG	LONDON	LUXEMBOURG
NEW YORK	PARIS	ROTTERDAM	SINGAPORE	TOKYO	ZURICH

Sensata-Netherlands means Sensata Technologies Holding N.V., registered with the Dutch Trade Register under number 24192692.
Sensata-UK means Sensata Technologies Holding plc, a newly formed, public limited company, incorporated under the laws of England and Wales.

3	SCOPE OF INQUIRY

3.1
For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Form S-4 Registration Statement, except for the part in the Form S-4 Registration Statement on pages 46 to 49 under the caption “MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER – DUTCH TAX CONSIDERATIONS”, and, as to matters of fact, a tax representation certificate that has been delivered to us by Sensata-Netherlands and Sensata-UK on December 7, 2017, which together constitute the only documents we deemed necessary to render the opinion expressed below.

3.2	For this reason, we have not reviewed any documents incorporated by reference or referred to in the Form S-4 Registration Statement and our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1
We only express an opinion on matters of Dutch tax law as it stands on the date of this opinion letter, excluding unpublished case law. The terms the "Netherlands" and "Dutch" in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2
Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, including, but not limited to, the amount of the average capital recognized as paid up on the ordinary shares of Sensata-Netherlands for Dutch dividend tax withholding purposes.

4.3
In this opinion letter Dutch concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. The meaning to be attributed to such concepts shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5
This opinion letter refers to the date hereof. We do not have an obligation to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6
This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS
The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions). On the basis of these assumptions and subject to any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Form S-4 Registration Statement
The statements contained in the Form S-4 Registration Statement on pages 46 to 49 under the caption “MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER – DUTCH TAX CONSIDERATIONS” constitute our opinion and are true and accurate and provide a fair and complete summary of the material Dutch tax consequences of the Merger.

6	ADDRESSEES

6.1
We hereby consent to the filing of this opinion letter as an exhibit to the Form S-4 Registration Statement. We also consent to the use of our name in the Form S-4 Registration Statement on pages 46 to 49 under the caption “MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER – DUTCH TAX CONSIDERATIONS”. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.

SCHEDULE 1
ASSUMPTIONS
The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The Form S-4 Registration Statement has been or will have been filed with the United States Securities and Exchange Commission and declared effective pursuant to the Securities Act.

1.3
Any information, descriptions, representations or assumptions as to matters of fact contained in the Form S-4 Registration Statement and a tax representation certificate that has been delivered to us by Sensata-Netherlands and Sensata-UK on December 7, 2017, are and will continue to be, true, correct and complete.

4